EXHIBIT 99.1

News Release

U-Store-It Trust Announces the Closing of the Acquisition of 14 Self-Storage Facilities and Resolution of Disputes with the Amsdell Family

CLEVELAND, OH — (MARKET WIRE) – September 14, 2007 — U-Store-It Trust (NYSE: YSI) announced today that it has completed the acquisition of 14 self-storage facilities for approximately $121 million and has resolved the disputes with the Amsdell Family, including voluntary dismissal, with prejudice, of all litigation with Rising Tide Development, LLC (“Rising Tide”) and members of the Amsdell Family.

Containing approximately 1.1 million square feet, the 14 self-storage facilities are located in California, Florida, Georgia, Ohio and Massachusetts. The Company funded the acquisition through a new $50.0 million secured credit facility and borrowings under its $250 million unsecured revolving credit facility. The facilities were owned by Rising Tide, an entity controlled by Robert Amsdell and Barry Amsdell, both former Trustees of the Company. In connection with the closing of the acquisition, the Company terminated its agreements with Rising Tide, which it entered into at the time of the Company’s initial public offering, that provided the Company with an option to acquire these properties and provided that the Company would manage and provide certain services to the Rising Tide properties.

Additionally, the Company settled all disputes with each of Robert, Barry, Todd, and Kyle Amsdell and Rising Tide Development LLC. Full and final mutual releases, which have been executed by the parties, became effective upon the closing of the acquisition. All state and federal court litigation among the parties has been dismissed with prejudice.

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top five owners and operators of self-storage facilities in the United States.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risk, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: whether the transactions described in this press release will close and become effective, national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; material weaknesses in our internal financial reporting; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business — Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

Contacts:
U-Store-It Trust
Christopher P. Marr
Chief Financial Officer
(610) 293-5700